EXHIBIT 23.2
                                  ------------

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-83323 dated May 4, 1983, No. 33-6953 dated July 2, 1986, No.
33-21226 dated April 13, 1988) pertaining to the Non-Qualified Stock Option Plan and in the Registration Statement on Form S-8 (No. 33-21225 dated April 13,
1988) pertaining to the 1988 Employee Stock Purchase Plan of our reports dated May 21, 2001 with respect to the financial statements of The Joint Venture (Name withheld and filed separately with the Securities and Exchange Commission), included in the Annual Report (Form 10-K) of Universal Security Instruments, Inc. for the year ended March 31, 2001, filed with the Securities and Exchange Commission.


Ernst & Young
Hong Kong, China
February 1, 2002